News Release
For Immediate Release

Contact:  Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports First Quarter 2008 Results

VINELAND, NJ – April 14, 2008 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported net income of $4.2 million, or $0.19 per share diluted, for the quarter ended March 31, 2008, compared to net income of $4.7 million, or $0.21 per share diluted, for the first quarter of 2007 and $3.9 million, or $0.17 per share diluted, for the linked fourth quarter of 2007. Net income for the first quarter 2007 included a net charge of approximately $874,000 (pre-tax), or $0.02 per share. The net charge was a result of severance and other related expenses of approximately $2.3 million (pre-tax), or $0.07 per share, offset by a net gain realized from the sale of three branches during the quarter of $1.4 million (pre-tax), or $0.05 per share.

“Net income for the first quarter was higher than the fourth quarter of 2007, albeit due to a lower loan loss provision. We hope to build a trend of sequentially improved results as we move through this year,” said Thomas X. Geisel, president and chief executive officer. “In the current banking environment, our main priority is to maintain a vigilant watch over credit quality in our existing loan portfolios, while continuing to fill the loan pipelines with carefully selected new credits that will provide a trouble-free and profitable revenue stream. Everyone at Sun Bancorp clearly understands that executing well on these fundamental objectives will drive our performance in 2008.”

“On the deposit side, we have had some recent success as a result of our merger disruption campaign targeted at our competitors, but the competition for gathering rationally priced core deposits is as tough as ever and our net interest margin will reflect this,” said Geisel. “Capital adequacy and capital deployment are key industry issues now. The Company’s capital strength is quite good, as evidenced by a tangible capital ratio of 6.66%. While we intend to continue to buy back our stock as prudent opportunities arise, we expect to do so in less volume (61,400 shares were repurchased during the first quarter 2008) in order to maintain our focus on capital preservation and growth.”

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Sun Bancorp 1Q Earnings – page two
The following is an overview of the key financial highlights for the quarter:

•	Total assets were $3.366 billion at March 31, 2008, compared to $3.338 billion at December 31, 2007 and $3.327 billion at March 31, 2007.
•
Total loans before allowance for loan losses were $2.551 billion at March 31, 2008, an increase of $135.1 million, or 5.6%, over March 31, 2007, and an increase of $41.0 million, or 1.6%, over December 31, 2007.

•
Total non-performing assets were $30.7 million at March 31, 2008, or 1.20% of total loans and real estate owned, compared to $29.6 million, or 1.18%, at December 31, 2007 and $15.3 million, or 0.63%, at March 31, 2007. Net charge-offs for the quarter were $1.2 million and the loan loss provision was $2.1 million, or 0.05% and 0.08% of average loans outstanding, respectively. Net charge-offs and the loan loss provision as a percentage of average loans outstanding were 0.02% and 0.03% for March 31, 2007 and 0.19% and 0.22% for December 31, 2007, respectively. The allowance for loan losses to total loans is 1.09% at March 31, 2008, compared to 1.08% at March 31, 2007 and December 31, 2007. The allowance for loan losses to non-performing loans was 102.60% at March 31, 2008, compared to 177.14% at March 31, 2007 and 95.77% at December 31, 2007.

•
Total deposits were $2.714 billion at March 31, 2008, an increase of $19.5 million, or 0.7%, over deposits at March 31, 2007. Total deposits increased approximately 0.5% over the linked quarter. The Company continues to rely on deposits as its primary funding source. However, in continued efforts to balance deposit growth and net interest margin, especially under the current interest rate environment and highly competitive local deposit pricing, the Company anticipates that other funding sources may be more cost efficient.

•
Net interest income (tax-equivalent basis) of $25.1 million for the quarter compares to $24.7 million for the comparable prior year period and $25.9 million for the linked fourth quarter 2007. Net interest margin for the quarter of 3.35% compares to 3.34% for the comparable prior year period and 3.47% for the linked fourth quarter 2007. The margin compression for the current quarter primarily reflects the Federal Reserve’s interest rate reductions which totaled 200 basis points during the quarter. These reductions caused interest-earning assets to re-price downward faster than interest-bearing liabilities. The Company expects that any further Fed rate reductions may cause further margin compression. Assuming no further rate reductions, the Company expects net interest margin to increase over the balance of the year with the rollover of the short-term certificates of deposit portfolio.

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Sun Bancorp 1Q Earnings – page three
•
Total operating non-interest income for the quarter of $7.2 million increased $1.6 million, or 28.9%, over the comparable prior year period and increased $364,000, or 5.3%, over the linked fourth quarter 2007. The increase over the prior year was primarily attributable to increases in service charges on deposit accounts of $264,000, an increase in net gain on derivative instruments of $405,000, an increase in BOLI income of $337,000 and an increase of $584,000 in Sun Financial Services revenue earned on investment products provided by a third-party broker-dealer. The increase in operating non-interest income over the linked quarter was primarily attributable to an increase of $505,000 in Sun Financial Services revenue earned on investment products provided by a third-party broker-dealer and a net gain on derivative instruments of $128,000. The increase in investment products revenue during the current quarter in comparison to the comparable prior year period and linked quarter was primarily attributable to the internalization of the Company’s investment products sales force, which previously operated under an agreement with the independent third-party broker-dealer. In addition, BOLI income over the linked quarter decreased $185,000 as the Company realized a BOLI restructuring benefit of $301,000 in the previous quarter. The Company also realized a gain of $207,000 during the current quarter from the mandatory redemption of its Class B Visa shares in conjunction with Visa’s initial public offering on March 19, 2008.

•
Total operating non-interest expense for the quarter of $23.6 million increased $2.4 million, or 11.2%, over the comparable prior year period and increased $2.1 million, or 9.8%, over the linked fourth quarter 2007. While the current employee count has remained essentially flat over the last 12 months, salaries and benefits increased $1.5 million over the comparable prior year period. The increase in salaries and benefits includes an increase in salaries of $658,000, an increase in sales commissions of $601,000, an increase in stock compensation expense of $178,000 and an increase in employer payroll taxes of $109,000. The increase in sales commission during the current quarter was primarily attributable to the internalization of the Company’s investment products sales force which previously operated under an agreement with the independent third-party broker-dealer. The other increases over the comparable prior year period include an increase in FDIC insurance of $396,000, an increase in professional fees of $78,000, an increase in advertising expense of $226,000 and an increase in problem loan costs of $123,000. The current quarter increase in total operating non-interest expense over the linked quarter is impacted by an expense reduction of $545,000 in the Company’s reserve for unfunded loan commitments recognized in the fourth quarter 2007. The increases over the linked quarter represent an increase in salaries and benefits

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Sun Bancorp 1Q Earnings – page four
of $1.2 million, which includes an increase in salaries of $441,000, an increase in sales commissions of $307,000, an increase in stock compensation expense of $87,000 and an increase in first quarter employer payroll taxes of $457,000. The other noteworthy increases are primarily increased professional fees of $238,000, increased advertising expense of $240,000 and an increase in problem loan costs of $109,000.

The Company will hold its regularly scheduled conference call on Tuesday, April 15, 2008, at 1:30 p.m. (ET). Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay also will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through nearly 70 branch locations in New Jersey and New Castle County, Delaware. The bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,		December 31,
	2008	2007	2007
Profitability for the period:
Net interest income	$24,663	$24,333	$25,498
Provision for loan losses	2,133	750	5,443
Non-interest income	7,375	7,017	6,822
Non-interest expense	23,965	23,571	21,528
Income before income taxes	5,940	7,029	5,349
Net income	$4,183	$4,685	$3,870

Financial ratios:
Return on average assets(1)	0.50%	0.57%	0.47%
Return on average equity(1)	4.57%	5.44%	4.26%
Return on average tangible equity(1),(2)	7.77%	9.93%	7.33%
Net interest margin(1)	3.35%	3.34%	3.47%
Efficiency ratio	74.80%	75.19%	66.61%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	74.28%	71.07%	66.61%

Earnings per common share(4):
Basic	$0.19	$0.22	$0.18
Diluted	$0.19	$0.21	$0.17

Average equity to average assets	11.02%	10.44%	10.93%

	March 31,		December 31,
	2008	2007	2007
At period-end:
Total assets	$3,366,105	$3,326,681	$3,338,392
Total deposits	2,713,756	2,694,304	2,699,091
Loans receivable, net of allowance for loan losses	2,523,058	2,389,842	2,482,917
Investments	451,727	502,592	461,639
Borrowings	160,366	149,799	154,213
Junior subordinated debentures	92,786	108,250	97,941
Shareholders' equity	364,242	348,595	362,177

Credit quality and capital ratios:
Allowance for loan losses to total gross loans	1.09%	1.08%	1.08%
Non-performing assets to total gross loans and real estate owned	1.20%	0.63%	1.18%
Allowance for loan losses to non-performing loans	102.60%	177.14%	95.77%

Total capital (to risk-weighted assets)(5):
Sun Bancorp, Inc.	11.71%	11.98%	11.82%
Sun National Bank	10.83%	10.64%	11.06%
Tier 1 capital (to risk-weighted assets)(5):
Sun Bancorp, Inc.	10.72%	11.00%	10.86%
Sun National Bank	9.84%	9.66%	10.09%
Leverage ratio(5):
Sun Bancorp, Inc.	9.67%	9.58%	9.67%
Sun National Bank	8.87%	8.42%	9.00%

Book value	$16.80	$16.16	$16.68
Tangible book value	$9.88	$8.98	$9.71
(1) Amounts for the three months ended are annualized.

(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expenses, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.  Non-interest income for the three months ended March 31, 2008 excludes a gain on the mandatory redemption of Visa stock of $207,000 as compared to the exclusion of a net gain of $1.4 million from the sale of branches for the same period in 2007. Non-interest expense for the three months ended March 31, 2008 excludes a $250,000 executive sign-on incentive and $72,000 in lease buyout charges as compared the exclusion of $2.3 million in severance related expenses for the same period in 2007.

(4) Data is adjusted for a 5% stock dividend declared in April 2007.
(5) March 31, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	March 31,	December 31,
	2008	2007
ASSETS
Cash and due from banks	$80,962	$81,479
Interest-earning bank balances	1,944	2,380
Federal funds sold	187	2,654
Cash and cash equivalents	83,093	86,513
Investment securities available for sale (amortized cost - $421,635 and $427,378 at March 31, 2008 and December 31, 2007, respectively)	416,969	425,805
Investment securities held to maturity (estimated fair value - $17,768 and $18,755 at March 31, 2008 and December 31, 2007, respectively)	17,698	18,965
Loans receivable (net of allowance for loan losses - $27,904 and $27,002 at March 31, 2008 and December 31, 2007, respectively)	2,523,058	2,482,917
Restricted equity investments	17,060	16,869
Bank properties and equipment, net	48,141	48,118
Real estate owned, net	3,476	1,449
Accrued interest receivable	13,365	15,018
Goodwill	127,894	127,894
Intangible assets, net	22,301	23,479
Deferred taxes, net	4,260	3,169
Bank owned life insurance	73,293	72,487
Other assets	15,497	15,709
Total assets	$3,366,105	$3,338,392

LIABILITIES & SHAREHOLDERS� EQUITY
LIABILITIES
Deposits	$2,713,756	$2,699,091
Federal funds purchased	36,000	30,000
Securities sold under agreements to repurchase - customers	36,938	40,472
Advances from the Federal Home Loan Bank (FHLB)	67,187	63,483
Securities sold under agreements to repurchase - FHLB	15,000	15,000
Obligation under capital lease	5,241	5,258
Junior subordinated debentures	92,786	97,941
Other liabilities	34,955	24,970
Total liabilities	3,001,863	2,976,215

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 22,747,247 shares issued and 21,675,324 shares outstanding at March 31, 2008; 22,722,655 shares issued and 21,712,132 shares outstanding at December 31, 2007	22,747	22,723
Additional paid-in capital	337,321	336,668
Retained earnings	24,521	20,338
Accumulated other comprehensive loss	(3,040)	(1,027)
Treasury stock at cost, 1,071,923 shares and 1,010,523 shares at March 31, 2008 and December 31, 2007, respectively	(17,307)	(16,525)
Total shareholders' equity	364,242	362,177
Total liabilities and shareholders' equity	$3,366,105	$3,338,392

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months
	Ended March 31,
	2008	2007
INTEREST INCOME
Interest and fees on loans	$40,395	$43,111
Interest on taxable investment securities	4,183	4,534
Interest on non-taxable investment securities	761	658
Dividends on restricted equity investments	269	266
Interest on federal funds sold	31	522
Total interest income	45,639	49,091
INTEREST EXPENSE
Interest on deposits	18,313	20,834
Interest on borrowed funds	1,119	1,771
Interest on junior subordinated debentures	1,544	2,153
Total interest expense	20,976	24,758
Net interest income	24,663	24,333
PROVISION FOR LOAN LOSSES	2,133	750
Net interest income after provision for loan losses	22,530	23,583
NON-INTEREST INCOME
Service charges on deposit accounts	3,393	3,129
Other service charges	78	72
Net gain on sale of branches	-	1,443
Net gain on sale of loans	424	508
Net gain on derivative instruments	639	234
Other	2,841	1,631
Total non-interest income	7,375	7,017
NON-INTEREST EXPENSE
Salaries and employee benefits	12,420	12,589
Occupancy expense	3,042	3,012
Equipment expense	1,624	1,951
Amortization of intangible assets	1,177	1,182
Data processing expense	1,120	1,008
Professional fees	565	811
Insurance expense	669	258
Advertising expense	699	473
Other	2,649	2,287
Total non-interest expense	23,965	23,571
INCOME BEFORE INCOME TAXES	5,940	7,029
INCOME TAXES	1,757	2,344
NET INCOME	$4,183	$4,685

Basic earnings per share(1)	$0.19	$0.22
Diluted earnings per share(1)	$0.19	$0.21

(1) Data is adjusted for a 5% stock dividend declared in April 2007.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2008	2007	2007	2007	2007
	Q1	Q4	Q3	Q2	Q1
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,061,640	$2,024,728	$1,990,027	$1,985,584	$1,972,491
Home equity	267,023	264,965	258,991	245,283	234,982
Second mortgage	81,090	81,063	79,464	79,120	76,449
Residential real estate	53,616	49,750	54,601	47,101	38,798
Other	87,593	89,413	91,094	91,618	93,149
Total gross loans	2,550,962	2,509,919	2,474,177	2,448,706	2,415,869
Allowance for loan losses	(27,904)	(27,002)	(26,340)	(26,079)	(26,027)
Net loans	2,523,058	2,482,917	2,447,837	2,422,627	2,389,842
Goodwill	127,894	127,894	127,935	127,936	127,936
Intangible assets, net	22,301	23,479	24,656	25,833	27,011
Total assets	3,366,105	3,338,392	3,295,576	3,324,633	3,326,681
Total deposits	2,713,756	2,699,091	2,682,286	2,725,747	2,694,304
Federal funds purchased	36,000	30,000	-	-	1,500
Securities sold under agreements to repurchase - customers	36,938	40,472	46,499	44,612	42,511
Advances from the Federal Home Loan Bank (FHLB)	67,187	63,483	64,763	66,029	100,481
Securities sold under agreements to repurchase - FHLB	15,000	15,000	15,000	-	-
Obligation under capital lease	5,241	5,258	5,275	5,291	5,307
Junior subordinated debentures	92,786	97,941	97,941	97,941	108,250
Total shareholders' equity	364,242	362,177	361,645	355,758	348,595
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,037,548	$2,030,928	$1,981,778	$1,978,175	$1,956,190
Home equity	267,836	263,245	250,474	240,150	233,837
Second mortgage	80,819	80,400	78,643	77,442	76,167
Residential real estate	50,012	50,734	49,635	39,193	37,710
Other	86,602	87,155	89,566	91,578	92,705
Total gross loans	2,522,817	2,512,462	2,450,096	2,426,538	2,396,609
Securities and other interest-earning assets	469,322	468,418	509,016	577,669	560,574
Total interest-earning assets	2,992,139	2,980,880	2,959,112	3,004,207	2,957,183
Total assets	3,326,061	3,322,686	3,292,687	3,341,506	3,302,913
Non-interest-bearing demand deposits	416,612	434,066	462,173	458,851	458,201
Total deposits	2,701,630	2,689,326	2,682,879	2,724,554	2,664,668
Total interest-bearing liabilities	2,509,725	2,499,003	2,445,187	2,501,896	2,466,678
Total shareholders' equity	366,400	363,302	359,949	353,280	344,717

Capital and credit quality measures:
Total capital (to risk-weighted assets)(1):
Sun Bancorp, Inc.	11.71%	11.82%	11.97%	11.80%	11.98%
Sun National Bank	10.83%	11.06%	11.06%	10.74%	10.64%
Tier I capital (to risk-weighted assets)(1):
Sun Bancorp, Inc.	10.72%	10.86%	10.99%	10.83%	11.00%
Sun National Bank	9.84%	10.09%	10.05%	9.77%	9.66%
Leverage ratio(1):
Sun Bancorp, Inc.	9.67%	9.67%	9.80%	9.46%	9.58%
Sun National Bank	8.87%	9.00%	8.95%	8.54%	8.42%

Average equity to average assets	11.02%	10.93%	10.93%	10.57%	10.44%
Allowance for loan losses to total gross loans	1.09%	1.08%	1.06%	1.07%	1.08%
Non-performing assets to total gross loans and real estate owned	1.20%	1.18%	0.90%	0.67%	0.63%
Allowance for loan losses to non-performing loans	102.60%	95.77%	127.11%	169.98%	177.14%

Other data:
Net charge-offs	$(1,231)	$(4,781)	$(999)	$(898)	$(381)
Non-performing assets:
Non-accrual loans	$26,567	$26,853	$18,157	$14,505	$14,147
Loans past due 90 days and accruing	631	1,343	2,565	837	546
Real estate owned, net	3,476	1,449	1,449	1,165	600
Total non-performing assets	$30,674	$29,645	$22,171	$16,507	$15,293
(1) March 31, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2008	2007	2007	2007	2007
	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$46,049	$49,443	$50,406	$50,049	$49,441
Interest expense	20,976	23,554	24,567	26,108	24,758
Tax-equivalent net interest income	25,073	25,889	25,839	23,941	24,683
Tax-equivalent adjustment	410	391	384	391	350
Provision for loan losses	2,133	5,443	1,260	950	750
Non-interest income, excluding net gain on sale of branches and gain on sale of bank property and equipment	7,375	6,822	6,011	6,293	5,574
Net gain on sale of branches	-	-	-	-	1,443
Gain on sale of bank property & equipment	-	-	-	12	-
Non-interest expense, excluding amortization of intangible assets	22,788	20,351	20,669	20,840	22,389
Amortization of intangible assets	1,177	1,177	1,177	1,178	1,182
Income before income taxes	5,940	5,349	8,360	6,887	7,029
Income tax expense	1,757	1,479	2,475	1,975	2,344
Net income	$4,183	$3,870	$5,885	$4,912	$4,685
Financial ratios:
Return on average assets(1)	0.50%	0.47%	0.71%	0.59%	0.57%
Return on average equity(1)	4.57%	4.26%	6.54%	5.56%	5.44%
Return on average tangible equity(1),(2)	7.77%	7.33%	11.39%	9.88%	9.93%
Net interest margin(1)	3.35%	3.47%	3.49%	3.19%	3.34%
Efficiency ratio	74.80%	66.61%	69.43%	73.75%	75.19%
Efficiency ratio, excluding non-operating income and non-operating expense	74.28%	66.61%	68.30%	71.77%	71.07%
Per share data:
Earnings per common share(3):
Basic	$0.19	$0.18	$0.27	$0.23	$0.22
Diluted	$0.19	$0.17	$0.26	$0.22	$0.21
Book value	$16.80	$16.68	$16.48	$16.21	$16.16
Tangible book value	$9.88	$9.71	$9.53	$9.21	$8.98
Average basic shares	21,701,191	21,825,667	22,045,407	21,738,367	21,547,912
Average diluted shares	22,158,926	22,435,324	22,735,620	22,670,769	22,596,591
Operating non-interest income:
Service charges on deposit accounts	$3,393	$3,421	$3,585	$3,552	$3,129
Other service charges	78	85	75	75	72
Gain on sale of loans	424	342	392	447	508
Net gain on derivative instruments	639	511	297	525	234
Other	2,634	2,463	1,662	1,694	1,631
Total operating non-interest income	7,168	6,822	6,011	6,293	5,574
Non-operating income(4):
Gain on Visa stock redemption	207	-	-	-	-
Net gain on sale of branches	-	-	-	-	1,443
Gain on sale of bank property & equipment	-	-	-	12	-
Total non-operating income	207	-	-	12	1,443
Total non-interest income	$7,375	$6,822	$6,011	$6,305	$7,017
Operating non-interest expense:
Salaries and employee benefits	$12,170	$11,004	$10,816	$10,937	$10,626
Occupancy expense	2,970	2,830	2,773	2,717	3,012
Equipment expense	1,624	1,660	1,732	1,829	1,951
Amortization of intangible assets	1,177	1,177	1,177	1,178	1,182
Data processing expense	1,120	1,078	1,063	1,100	1,008
Professional fees	565	327	406	566	487
Insurance expense	669	695	644	522	258
Advertising expense	699	459	415	509	473
Other expenses	2,649	2,298	2,635	2,450	2,257
Total operating non-interest expense	23,643	21,528	21,661	21,808	21,254
Non-operating expense(4):
Lease buy-out expenses and other branch rationalization charges	72	-	185	-	-
Severance and other related expenses	-	-	-	86	2,317
Executive sign-on incentive	250	-	-	-	-
Early extinguishment of borrowings	-	-	-	124	-
Total non-operating expense	322	-	185	210	2,317
Total non-interest expense	$23,965	$21,528	$21,846	$22,018	$23,571
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend declared in April 2007.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended March 31, 2008			For the Three Months Ended March 31, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$2,037,548	$32,506	6.38%	$1,956,190	$35,504	7.26%
Home equity	267,836	4,155	6.21	233,837	3,825	6.54
Second mortgage	80,819	1,318	6.52	76,167	1,190	6.25
Residential real estate	50,012	818	6.54	37,710	757	8.03
Other	86,602	1,598	7.38	92,705	1,835	7.92
Total loans receivable	2,522,817	40,395	6.40	2,396,609	43,111	7.20
Investment securities(3)	455,366	5,536	4.86	502,341	5,572	4.44
Interest-earning bank balances	10,090	87	3.45	18,363	236	5.14
Federal funds sold	3,866	31	3.21	39,870	522	5.24
Total interest-earning assets	2,992,139	46,049	6.16	2,957,183	49,441	6.69
Cash and due from banks	56,555			72,646
Bank properties and equipment, net	47,891			42,402
Goodwill and intangible assets, net	150,923			155,910
Other assets	78,553			74,772
Total non-interest-earning assets	333,922			345,730
Total assets	$3,326,061			$3,302,913

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$754,432	3,319	1.76%	$761,056	5,935	3.12%
Savings deposits	461,949	2,806	2.43	439,772	3,093	2.81
Time deposits	1,068,637	12,188	4.56	1,005,639	11,806	4.70
Total interest-bearing deposit accounts	2,285,018	18,313	3.21	2,206,467	20,834	3.78
Borrowed money:
Federal funds purchased	13,791	113	3.28	33	-	-
Securities sold under agreements to repurchase - customers	38,700	233	2.41	45,328	528	4.66
FHLB advances(4)	73,843	677	3.67	101,288	1,146	4.53
Junior subordinated debentures	93,126	1,544	6.63	108,250	2,153	7.96
Obligation under capital lease	5,247	96	7.32	5,312	97	7.30
Total borrowings	224,707	2,663	4.74	260,211	3,924	6.03
Total interest-bearing liabilities	2,509,725	20,976	3.34	2,466,678	24,758	4.01
Non-interest-bearing demand deposits	416,612			458,201
Other liabilities	33,324			33,317
Total non-interest-bearing liabilities	449,936			491,518
Total liabilities	2,959,661			2,958,196
Shareholders' equity	366,400			344,717
Total liabilities and shareholders' equity	$3,326,061			$3,302,913

Net interest income		$25,073			$24,683
Interest rate spread(5)			2.82%			2.68%
Net interest margin(6)			3.35%			3.34%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.22%			119.89%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include advances from FHLB and securities sold under agreements to repurchase - FHLB.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.